Exhibit 99.1

At NationsHealth:	At Rx Communications Group:
Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571
NATIONSHEALTH ANNOUNCES 2006 FOURTH QUARTER AND ANNUAL
FINANCIAL RESULTS
SUNRISE, Fla. — March 15, 2007 — NationsHealth, Inc. (Nasdaq: NHRX; NHRXW; NHRXU) today announced its financial results for its fourth quarter and year ended December 31, 2006.
Revenue for the quarter ended December 31, 2006 was $22.8 million compared to $25.2 million for the corresponding period in 2005. Net income for the quarter ended December 31, 2006 was $1.2 million, or $0.04 per diluted share, compared to a net loss of $17.9 million, or $0.67 per share, for the corresponding period in 2005.
For the year ended December 31, 2006, revenue was $87.2 million compared to $87.6 million for 2005. Net loss for 2006 was $11.3 million, or $0.40 per share, compared to a net loss of $19.8 million, or $0.75 per share, for 2005.
Revenue for the year ended December 31, 2005 included approximately $19.0 million from the Company’s respiratory division, which was sold on September 2, 2005. Net loss for 2005 also included a gain of approximately $15.5 million from the sale of the respiratory division. Net loss for 2006 includes a gain of $5.0 million from the sale of the Company’s discount prescription drug card business, which was sold on September 5, 2006.
Adjusted EBITDA*, defined as income before interest, taxes, depreciation and amortization, stock based compensation, non-cash impairment charges and gains on the sale of business lines, was $3.8 million for the quarter ended December 31, 2006, compared to adjusted EBITDA of $4.4 million for the quarter ended September 30, 2006, which included a gain of approximately $1.0 million on the settlement of a vendor obligation. Adjusted EBITDA for the quarter ended December 31, 2006 includes a $0.5 million charge for executive severance and the reversal of approximately $0.8 million related to year-end bonus amounts that had been accrued in prior quarters.
The Company’s Insurance Services segment contributed profit of $4.4 million for the quarter ended December 31, 2006, compared to profit of $3.7 million for the quarter ended September 30, 2006. The Medical Products segment contributed profit of $2.2 million for the quarter ended December 31, 2006, compared to profit of $3.4 million for the quarter ended September 30, 2006 including the $1.0 million gain on the vendor settlement. For the year ended December 31, 2006, the Insurance Services segment contributed profit of $2.6 million and the Medical Products segment contributed profit of $9.5 million.
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Exhibit 99.1
NationsHealth, Inc. News Release

During 2006 and continuing through the fourth quarter, NationsHealth took a number of steps to better align the Company’s focus on its core business segments, improve operating results and cash flow, and strengthen its balance sheet, including the following:
•	The Company underwent a management restructuring and implemented a number of cost containment and efficiency initiatives throughout the year, resulting in, among other things, a significant reduction in corporate overhead and improvements in operating margins;
•	In May 2006, the Company amended and restated its agreement with CIGNA whereby it will be reimbursed under a predictable service fee arrangement for services provided to CIGNA starting with the 2007 Medicare Part D plan year and beyond. Additionally, the amended agreement permits the Company to provide similar services to other Medicare insurance providers;
•	In September 2006, the Company sold its discount prescription drug card business for $6.0 million. With the widespread adoption of the Medicare Part D program, the discount prescription card business was a declining revenue stream that was no longer core or complementary to the Company’s Medical Products and Insurance Services segments;
•	Also in September 2006, the Company terminated a distribution agreement with a vendor, pursuant to which the Company paid the vendor approximately $4.4 million in full satisfaction of approximately $5.4 million due under the agreement and relieved itself of remaining purchase obligations under the agreement totaling approximately $27 million;
•	Throughout the second half of 2006, the Company expanded the breadth of offerings to its existing medical products patient base to include insulin and syringes, heating pads and oral medications. In addition, the Company began accepting patients who have Medicaid as their primary insurance and added relationships with managed care organizations, thereby expanding opportunities to increase its patient base;
•	As permitted under the amended agreement with CIGNA, during the fourth quarter of 2006, the Company entered into agreements to provide Medicare insurance related services to four new clients, resulting in revenue of approximately $3.3 million for the quarter.
“We are extremely pleased that the changes we implemented in our business operations in 2006 enabled us to generate net income and positive cash from operations in the fourth quarter of 2006,” said Timothy Fairbanks, the Company’s Chief Financial Officer. “During 2007 we will continue to focus on our core competencies and expanding our product offerings and payor sources within our two existing business segments.”

Exhibit 99.1
NationsHealth, Inc. News Release

As previously announced, NationsHealth will host a conference call at 2:00 p.m. EDT today to review its financial results for the quarter and year ended December 31, 2006.

Access Information:
Date:	March 15, 2007
Time:	2:00 p.m. ET
U.S./Canada dial-in number:	877-704-5386
International dial-in number:	913-312-1302
Participant passcode:	4855030
Live webcast:	www.nationshealth.com
Replay Access Information:
A recording of the conference call will be available three hours after completion until March 22, 2007 at midnight ET at 888-203-1112 (U.S.) and 719-457-0820 (International). The replay passcode is 4855030. The webcast will be archived for on demand listening for 30 days on the NationsHealth’s website, www.nationshealth.com.
About NationsHealth, Inc.
NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes supplies, medications and other medical products to patients across the nation. NationsHealth is also the provider of diabetes supplies to Medicare beneficiaries at over 1,100 Kmart pharmacies. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and patient service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information please visit http://www.nationshealth.com.
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Exhibit 99.1
NationsHealth, Inc. News Release

*Use of Non-GAAP Financial Measures
In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Net income is the GAAP financial measure most directly comparable to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income is as follows (in thousands):

	Three Months Ended
	December 31, 2006	September 30, 2006
Net income	$1,229	$6,020
Interest, net	829	778
Depreciation and amortization	467	488
Amortization of deferred contract acquisition costs	969	969
Stock-based compensation	334	585
Non-cash impairment charge	—	559
Gain on sale of business line	—	(5,000)

Adjusted EBITDA	$3,828	$4,399

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Exhibit 99.1
NationsHealth, Inc. News Release

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives, efforts to streamline operations and reduce costs and new product and market opportunities, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our dependence on Medicare reimbursement; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program, including competitive bidding for durable medical equipment and supplies; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 and NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.
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Exhibit 99.1
NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2006	2005
Revenue:
Net product sales	$11,233	$13,389
Prescription drug card revenue	—	2,292
Service revenue	11,556	9,469

	22,789	25,150
Cost of product sales	4,430	6,241
Cost of services	6,222	20,908

Gross Profit (Loss)	12,137	(1,999)

Operating Expenses:
Patient acquisition and related costs	590	101
Patient service and fulfillment	1,903	3,009
General and administrative	5,512	11,130
Provision for doubtful accounts	781	—
Depreciation and amortization	324	327
Amortization of deferred contract acquisition costs	969	646

	10,079	15,213

Income (Loss) from Operations	2,058	(17,212)
Other Expense, net	(829)	(725)

Net Income (Loss)	$1,229	$(17,937)

Earnings (loss) per share — basic and diluted	$0.04	$(0.67)

Weighted average shares outstanding — basic and diluted	27,964	26,742

Exhibit 99.1
NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended
	December 31,
	2006	2005
	(Unaudited)
Revenue:
Net product sales	$44,788	$68,688
Prescription drug card revenue	3,983	8,619
Service revenue	38,445	10,249

	87,216	87,556
Cost of product sales	18,854	29,689
Cost of services	31,907	22,219

Gross Profit	36,455	35,648

Operating Expenses:
Patient acquisition and related costs	3,382	18,077
Patient service and fulfillment	8,286	14,427
General and administrative	27,940	26,323
Provision for doubtful accounts	3,625	7,575
Depreciation and amortization	1,353	980
Amortization of deferred contract acquisition costs	3,878	646
Impairment of investment in joint venture	1,292	—
Gain on sales of business lines	(5,000)	(15,508)

	44,756	52,520

Loss from Operations	(8,301)	(16,872)
Other Expense, net	(2,977)	(2,947)

Net Loss	$(11,278)	$(19,819)

Loss per share — basic and diluted	$(0.40)	$(0.75)

Weighted average shares outstanding — basic and diluted	27,895	26,345

Exhibit 99.1
NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current Assets:
Cash and short-term investments	$4,224	$14,894
Accounts receivable, net	6,075	7,908
Inventory	1,636	1,285
Costs related to billings in process, net	565	874
Other receivables	219	1,877
Prepaid expenses and other current assets	529	750

Total current assets	13,248	27,588
Property and equipment, net	3,557	3,747
Investment in joint venture	—	1,488
Deferred contract acquisition costs, net	11,632	15,510
Other assets, net	1,951	1,526

Total assets	$30,388	$49,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,026	$13,387
Accrued expenses	9,069	12,030
Deferred revenue, current portion	—	235
Line of credit	2,500	2,500

Total current liabilities	14,595	28,152

Long-Term Liabilities:
Deferred revenue	—	1,100
Convertible notes, related party, net	6,316	5,176
Promissory note payable, net	1,328	—
Other long-term liabilities	782	1,414

Total long-term liabilities	8,426	7,690

Stockholders’ Equity	7,367	14,017

Total liabilities and stockholders’ equity	$30,388	$49,859

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